FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE

This first amendment ("First Amendment") is entered into effective as of November 4, 2009.

WHEREAS that certain Amended and Restated Promissory Note in the original principal amount of $11,877,474.88 (the "Note") was entered into effective as of December 18, 2007, by and between iSecureTrac Corp as Maker and Crestpark LP, Inc. as Payee;

WHEREAS Maker and Payee now desire to amend the Note in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, hereto agree as follows:

Section 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

Section 2. AMENDMENTS TO NOTE.

2.1 Effective as of November 4, 2009, the following terms, as used in the Note, are hereby amended and restated in their entirety to read as follows:

"Applicable Rate". The Applicable Rate shall be, with respect to the Floating Tranche, the Base Rate plus two percent (2%) and with respect to the Fixed Tranche, nine percent (9%) per annum.

"Maturity Date". The earlier of (i) January 1, 2012, or (ii) the first date on which Maker issues equity securities or arranges for additional indebtedness (other than trade indebtedness incurred in the ordinary course of its business) in a transaction or series of transactions which generates aggregate net proceeds to the Maker of not less than the then current principal amount under this Note plus all accrued but unpaid interest.

Except as amended hereby, the Note remains the same in all respects and in full force and effect.

MAKER:

ISECURETRAC CORP., a Delaware corporation

By: ______________________________
Peter A. Michel
Its: Chief Executive Officer

PAYEE:

CRESTPARK LP, INC., a Delaware corporation, as Secured Party

By: ______________________________
Heather Kreager
Its: Senior Vice President

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